Exhibit 1
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                             PLAN OF REORGANIZATION

                            Citizens Investment Trust

                                   May 5, 1997

Table of Contents
Item                                                                   Page
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1.   Transfer of Assets of the Portfolio                                A

2.   Liquidating Distributions                                          A

3.   Effective Time of the Reorganization                               B

4.   Conditions                                                         B

5.   Termination of Plan                                                B

6.   Amendment                                                          B

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This PLAN OF REORGANIZATION (the "Plan") is established as of this fifth day of
May 1997 by Citizens Investment Trust, a Massachusetts business trust (the "Trust").

The Plan's purpose is to define the steps that will be followed upon the affirmative vote of the shareholders of the Muir California Tax-Free Income Portfolio (the "Muir Portfolio") to transfer all of the assets and liabilities of the Muir Portfolio to the Citizens Income Portfolio (the "Income Portfolio"), and be acquired and assumed by, the Income Portfolio as stated herein in exchange for shares of the Income Portfolio which shall thereafter be distributed to the shareholders of the Muir Portfolio as described in this Plan (the "Reorganization").

1.   Transfer of Assets of the Muir Portfolio.
     At the Effective Time of the Reorganization as defined in Section 3, all property of every description, and all interests, rights, privileges and powers of the Muir Portfolio, subject to all liabilities of the Muir Portfolio, whether accrued, absolute, contingent or otherwise (such assets subject to such liabilities are herein referred to as the "Fund Assets"), shall be transferred and conveyed by the Muir Portfolio to the Income Portfolio, such that at and after the Effective Time of the Reorganization:
     (a) all assets of the Muir Portfolio shall become and be the assets of the Income Portfolio; and
     (b) all debts, liabilities, obligations and duties of the Muir Portfolio shall become the debts, liabilities, obligations and duties of the Income Portfolio as aforesaid and may thenceforth be enforced against the Income Portfolio to the extent as if the same had been incurred by it. It is further understood that recourse for the liabilities of the Muir Portfolio shall, at and after the Effective Time of the Reorganization, be limited to the Income Portfolio.

     In exchange for the transfer of the Fund Assets, the Income Portfolio shall simultaneously issue at the Effective Time of the Reorganization to the Muir Portfolio full and fractional shares of beneficial interest of the Income Portfolio. The number of shares so issued by the Income Portfolio shall be equal in value to the aggregate value of the shares of beneficial interest of the Muir Portfolio that are outstanding immediately prior to the Effective Time of the Reorganization.

2.   Liquidating Distribution.
     At the Effective Time of the Reorganization, each Muir Portfolio shall make a liquidating distribution to its shareholders as follows. Each shareholder of record shall be credited a number of shares of the Income Portfolio having an aggregate value equal to the aggregate value of the shares of the Muir Portfolio held of record by such shareholder immediately prior to the Effective Time of the Reorganization. In addition, each shareholder of record of the Muir Portfolio shall have the right to receive any unpaid dividends or other distributions which were declared prior to the Effective Time of the Reorganization as defined in Section 3 with respect to the shares of the Muir Portfolio that are held by the shareholder at the Effective Time of the Reorganization. The Trust shall record on the books of the Income Portfolio the ownership of Income Portfolio shares by the shareholders of record of the Muir Portfolio (the "Fund Record Holders"). All of the issued and outstanding shares representing interests in the Muir Portfolio shall be cancelled on the books of the Muir Portfolio at the Effective Time of the Reorganization, and the Trust's transfer books with respect to the Muir Portfolio shall be closed permanently.

                                       2

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3.   Effective Time of the Reorganization.
     Delivery of the Fund Assets and the shares of the Income Portfolio to be issued pursuant to Section 1 and the liquidation and termination of the Muir Portfolio pursuant to Section 2 shall take effect as of 4:00 P.M., EDT, on September 11, 1997, or such earlier or later date and time as may be declared by the Board of Trustees. Such date and time at which such actions are taken are referred to herein as the "Effective Time of the Reorganization." To the extent any Fund Assets are, for any reason, not transferred at the Effective Time of the Reorganization, the Muir Portfolio shall cause such Fund Assets to be transferred in accordance with this Plan at the earliest practicable date thereafter.

4.   Conditions.
     The following conditions must be met in order for the reorganization to be completed as to the Muir Portfolio:
     (a) This Plan shall have been adopted and the transactions contemplated by this Plan shall have been approved by the shareholders of the Muir Portfolio in the manner required by the Trust's Declaration of Trust and applicable law.
     (b) The Trust shall have received an opinion of counsel to the Trust, in form reasonably satisfactory to it, and dated the Effective Time of the Reorganization, substantially to the effect that the shares of the Income Portfolio to be delivered to the Muir Portfolio as provided for by this Agreement are duly authorized and upon delivery will be validly issued, fully paid and non-assessable (except as otherwise disclosed in the Registration Statement of the Trust on Form N-1A filed with the Securities and Exchange Commission).

5.   Termination of Plan.
     This Plan may be terminated at any time at or prior to the Effective Time of the Reorganization by a vote of a majority of the Trust's Board of Trustees.

6.   Amendment.
     At any time prior to or (to the fullest extent permitted by law) after approval of this Plan by the shareholders of the Portfolio, the Board of Trustees may with or without the approval of the shareholders, amend this Plan.

                             PRELIMINARY MATERIALS
                              NOT FOR DISTRIBUTION


                            CITIZENS INVESTMENT TRUST
                    MUIR CALIFORNIA TAX-FREE INCOME PORTFOLIO
                             MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 10, 1997

The undersigned, having received the Notice of the Special Meeting of Shareholders and the Board of Trustees' Prospectus/Proxy Statement (the "Proxy Statement") hereby appoints Sophia Collier, William D. Glenn II and Azie Taylor Morton or any of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the aforementioned meeting of the Shareholders to be held September 10, 1997 at 10:30 a.m., EDT, at the offices of Citizens Investment Trust, One Harbour Place, Portsmouth, New Hampshire and at any adjournment thereof on all matters coming before the meeting.

1.       To approve the Plan of Reorganization.
         /  / FOR /  / AGAINST      /  / ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Please sign exactly as your name or names appear on the label. Joint owners each should sign personally. Corporate accounts should be signed with full corporate names by an officer of the corporation. Fiduciaries should give full titles as such.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no decision is indicated, this proxy will be voted in favor of proposal 1.

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         Signature                          Signature (Joint Owners)


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         Date                                        Date